QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

List of Consolidated Subsidiaries

Brock Gas Systems & Equipment, Inc.
Canvasback Energy, Inc.
Cimarex Energy Co. of Colorado
Conmag Energy Corporation
Hunter Gas Gathering, Inc.
Hunter Resources, Inc.
Inesco Corporation
Key Production Company, Inc.
Magnum Hunter Production, Inc.
Oklahoma Gas Processing, Inc.
PEC (Delaware), Inc.
Pintail Energy, Inc.
Prize Energy Resources, L.P.
Prize Operating Company
Redhead Energy, Inc.

QuickLinks

  Exhibit 21.1
List of Consolidated Subsidiaries